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As filed with the Securities and Exchange Commission on September 18, 2012

Registration No. 333-177876

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 8
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Smith Electric Vehicles Corp.
(Exact name of Registrant as specified in its charter)

Delaware	3711	26-4073886
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12200 N.W. Ambassador Drive
Suite 326
Kansas City, MO 64163
(816) 464-0508
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Paul R. Geist
Chief Financial Officer
Smith Electric Vehicles Corp.
12200 N.W. Ambassador Drive
Suite 326
Kansas City, MO 64163
(816) 464-0508
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Andrew Jack, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 662-6000	Justin L. Bastian, Esq. Sandra P. Knox, Esq. Faie R. Dorin, Esq. Sidley Austin LLP 1001 Page Mill Road, Building 1 Palo Alto, CA 94304 (650) 565-7000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 8 is being filed solely for the purposes of filing Exhibit 1.1 and amending the disclosures in Item 16 of Part II of the Registration Statement (Commission File No. 333-177876). No changes or additions are being made hereby to the Prospectus constituting Part I of the Registration Statement (not included herein) or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred by the registrant in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission, or SEC, registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and The Nasdaq Global Market listing fee, the amounts set forth below are estimates.

SEC registration fee	$10,556
FINRA filing fee	$13,000
Nasdaq Global Market listing fee	$25,000
Printing and engraving expenses	525,300
Fees and expenses of legal counsel	3,750,000
Accounting fees and expenses	1,134,000
Transfer agent and registrar fees	5,000
Miscellaneous	3,380
Total	$5,466,236

Item 14.    Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation that will be in effect upon the closing of this offering provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

        Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Our by-laws that will be in effect upon the closing of this offering, or our Amended and Restated By-laws, provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

        Our Amended and Restated By-laws also provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense of any such action or suit, expenses must be advanced to an Indemnitee under certain circumstances.

        Our Amended and Restated By-laws prohibit us from retroactively amending the by-law provisions discussed above to reduce our indemnification obligations to our directors, officers, employees and agents thereunder.

        Our policy is to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also provide for certain additional procedural protections. These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

        We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

        Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

        The underwriting agreement we will enter into in connection with the offering of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Item 15.    Recent Sales of Unregistered Securities.

        Within the past three years, the registrant has issued and sold the following unregistered securities:

(a)   Equity Units, Debt and Preferred Stock

  •
  Between March 20, 2009 and January 12, 2010, the registrant issued and sold 111.25 units, each consisting of a Series A 10% secured convertible debenture in the principal amount of $100,000 and 6,666 shares of the registrant's common stock to 36 investors at a purchase price of $100,000 per unit for aggregate proceeds of $11,125,040. An aggregate of 741,595 shares of common stock were issued in this placement. Each Series A debenture offered in this placement is convertible in connection with a reorganization or initial public offering of the registrant into the registrant's common stock, par value $0.001 per share, or common stock, on the terms set forth in such Series A debentures. Each holder of a Series A debenture has the option to convert such debenture upon the closing of the offering contemplated by this registration statement into the number of shares of common stock equal to 100% of the principal amount of and all accrued and unpaid interest on such debenture divided by 80% of the public offering price of the common stock sold in this offering.

  •
  Between March 2, 2010 and October 30, 2010, the registrant issued and sold 28,300 units consisting of a convertible promissory bridge note in the principal amount of $500,000 and a two-year warrant to purchase shares of the class of our equity securities into which the bridge notes were convertible to 26 investors, for aggregate proceeds of $14,150,000. The number of shares for which the warrant could be exercised was 25% of the number of shares into which the bridge note was convertible. The bridge notes were convertible and the warrants were exercisable in connection with an equity offering pursuant to which the registrant received gross proceeds of at least $20.0 million, or a qualified offering, for shares of the class of equity securities issued in such qualified offering at a price equal to the offering price of such equity securities.

  •
  Between January 11, 2011 and March 7, 2011, the registrant sold an aggregate of 3,239,202.6576 shares of its Series B convertible redeemable preferred stock, par value $0.001 per share, or Series B preferred stock, to 53 investors at a purchase price of $12.04 per share for aggregate proceeds of $39.0 million.

  •
  Between January 11, 2011 and March 7, 2011, the registrant issued an aggregate of 1,569,804.48 shares of its Series B preferred stock to the holders of the registrant's convertible promissory bridge notes and related warrants described above upon (i) the conversion of all but approximately $171,167 (which the registrant paid in cash) of such convertible promissory bridge notes at the conversion price of $12.04 per share and (ii) the cashless exercise of all such warrants.

  •
  On September 14, 2011, the registrant issued a $2.8 million senior unsecured note, or the senior note, to an existing stockholder. The senior note accrued interest at 8.00% per annum and had a maturity date of December 31, 2011. The senior note was automatically convertible into shares of the registrant's equity securities immediately prior to the closing of the initial public offering of the registrant's common stock and was redeemable by the registrant upon the closing of a private placement of equity securities of the registrant that provides the registrant with at least $20.0 million in net proceeds.

  •
  Between October 7, 2011 and October 31, 2011, the registrant issued and sold senior unsecured convertible notes, or 2011 convertible notes, having an aggregate principal amount of $30.0 million and seven-year warrants to purchase 726,960 shares of the registrant's common stock to 31 investors for aggregate proceeds of $30.0 million. The senior note was exchanged for a convertible note having a principal amount of $2.8 million and a warrant to purchase

    67,581 shares of common stock. The aggregate proceeds also consisted of $25.2 million and the conversion of approximately $2.0 million of the outstanding balance of the purchase price the registrant owed to Tanfield Group Plc, or Tanfield, in connection with the acquisition of the registrant's Smith UK business. Each convertible note had a maturity date that was three years from its date of issuance and accrued interest at a per annum rate of 8.50%, 12.00% and 15.00% for the first, second and third year of its term, respectively. Each 2011 convertible note provided for automatic conversion into shares of the registrant's equity securities upon the earliest to occur of (i) the issuance of 2011 convertible notes resulting in net proceeds to the registrant of at least $30.0 million, in which case the 2011 convertible notes would convert into shares of the registrant's Series C convertible redeemable preferred stock, par value $0.001 per share, or Series C preferred stock, par value $0.001 per share, or Series C preferred stock, (ii) the first sale of any class of the registrant's equity securities that results in net proceeds to the registrant, when added to the net proceeds received by the registrant from the issuance and sale of the convertible notes, of at least $30.0 million, in which case the 2011 convertible notes would convert into shares of the equity securities issued in such offering, and (iii) the pricing of an initial public offering of the registrant's common stock that results in net proceeds to the registrant of at least $50.0 million. The 2011 convertible notes may be prepaid at any time using cash flow generated from the registrant's operations. Each warrant can be exercised at any time, for a purchase price of $12.38 per share, for the number of shares of the registrant's common stock equal to 30% of the initial principal amount of the related convertible note divided by $12.38. Each warrant automatically will be exercised, on a net exercise basis, upon the pricing of an initial public offering of common stock, at a purchase price per share equal to the price at which the common stock is offered to the public in such offering.

  •
  Between November 3, 2011 and November 8, 2011, the registrant issued 2,431,170 shares of its Series C preferred stock in connection with the conversion of all of the registrant's outstanding 2011 convertible notes. The registrant did not receive any additional cash proceeds upon the conversion of the 2011 convertible notes into Series C preferred stock.

  •
  Between January 30, 2012 and April 2, 2012, the registrant issued and sold an aggregate of 946,420 shares of its Series D convertible redeemable preferred stock, par value $0.001 per share, or Series D preferred stock, and warrants to purchase 141,946 shares of its common stock for aggregate cash proceeds of $15.3 million. Each warrant can be exercised at any time, for a purchase price of $16.15 per share, for the number of shares of the registrant's common stock equal to 15% of the amount of the holder's investment in the Series D preferred stock. Each warrant automatically will be exercised, on a net exercise basis, upon the pricing of an initial public offering of common stock, at a purchase price per share equal to the price at which the common stock is offered to the public in such offering.

  •
  Between July 16, 2012 and August 31, 2012, the registrant entered into privately negotiated senior promissory notes, or bridge notes, having a maximum aggregate principal amount of $16.5 million. The bridge notes provide the registrant the right to borrow up to the maximum principal amount of the bridge notes subject to the registrant's compliance with the covenants specified in the notes and there not having occurred a material adverse change in the registrant's business. The bridge notes accrue interest at a per annum rate of 8.00% and mature on the earlier of 180 days from the date of issuance and the closing of an initial public offering of the registrant's common stock.

(b)   Common Stock

  •
  On January 16, 2009, the registrant issued 4,409,549 shares of its common stock to Tanfield as consideration for the entry by a subsidiary of Tanfield into a license agreement with the registrant.

  •
  On January 16, 2009, the registrant issued 3,128,257 shares of its common stock to the registrant's chief executive officer as consideration for services rendered in connection with the organization of the registrant. Of these shares, 1,998,800 were subject to forfeiture if the executive was not appointed chairman of the registrant's board of directors on or before December 31, 2009 and were forfeited on December 18, 2009 upon the appointment of Roy Stanley as chairman.

  •
  On January 16, 2009, the registrant issued 664,220 shares of its common stock to the registrant's chief technology officer as consideration for services rendered in connection with the organization of the registrant.

  •
  On January 16, 2009, the registrant issued 797,063 shares of its common stock to Wynston Hill Capital, LLC as consideration for financial advice and consulting services rendered in connection with the organization of the registrant and development of the registrant's business plan.

  •
  On December 18, 2009, the registrant issued 1,998,800 shares of its common stock to the then-chairman of the registrant's board of directors as consideration under a services agreement between the registrant and such individual, dated December 18, 2009.

  •
  On March 12, 2010, the registrant issued 640,468 shares of its common stock to Tanfield upon the cashless exercise of Tanfield's warrant issued on August 5, 2009 and amended December 18, 2009, described in paragraph (c) of this Item 15.

(c)   Warrants

  •
  On August 5, 2009, the registrant issued a five-year warrant to Tanfield, which was amended on December 18, 2009. As amended, the warrant provided Tanfield with the right to purchase a number of shares of the registrant's common stock equal to 49% of (i) the number of shares of common stock issued and vested pursuant to the registrant's 2009 Incentive Compensation Plan, (ii) the number of shares of common stock issued to the investors in the registrant's series A financing for amounts invested between $7.5 million and $10.0 million, (iii) the number of shares of common stock issued to the investors in the registrant's series A financing for amounts invested between $10.0 million and $15.0 million, provided that such amounts were invested on or prior to August 7, 2009, and (iv) the number of shares of common stock issued to Roy Stanley pursuant to his services agreement with the registrant. The warrant had an exercise price of $0.01 per share and was exercisable on a cashless basis. The registrant and Tanfield terminated this warrant effective November 4, 2011.

  •
  The registrant issued certain warrants as described in (a) above in connection with certain sales of the registrant's debt securities and preferred stock.

(d)   Options

  •
  On December 18, 2009, the registrant granted to certain of its executive officers options to purchase an aggregate of 513,376 shares of its common stock in accordance with incentive stock option agreements that the registrant entered into with such officers. Each of these options has an exercise price of $0.73 per share.

  •
  On April 29, 2011, the registrant granted to certain of its officers and certain officers of its subsidiary options to purchase an aggregate of 458,000 shares of its common stock in accordance with non-qualified stock option agreements that the registrant entered into with such officers. Each of these options has an exercise price of $12.04 per share. The options will vest upon the date specified in each officer's non-qualified stock option agreement, each date being between November 22, 2012 and March 8, 2013, or immediately upon a change of control of the registrant or the completion of the offering contemplated by this registration statement or the existence of good reason as defined in the applicable award agreement.

  •
  On July 20, 2011, the registrant granted to its vice president of global operations an option to purchase 128,000 shares of its common stock in accordance with a non-qualified stock option agreement that the registrant entered into with such officer. This option has an exercise price of $12.04 per share, and will vest on May 13, 2013 or immediately upon a change of control of the registrant or the completion of the offering contemplated by this registration statement or the existence of good reason as defined in the applicable award agreement.

  •
  Between November 5, 2011 and November 8, 2011, the registrant granted to certain of its suppliers options to purchase an aggregate of 80,000 shares of its common stock in accordance with non-qualified stock option agreements that the registrant entered into with such vendors and consultant. Each of these options has an exercise price of $12.38 per share. The options will vest upon the date specified in each non-qualified stock option agreement, or immediately upon a change of control of the registrant or the completion of the offering contemplated by this registration statement.

  •
  On November 4, 2011, the registrant granted to certain of its executive officers options to purchase an aggregate of 730,000 shares of its common stock in accordance with a non-qualified stock option agreement that the registrant entered into with each such officer. Each option has an exercise price of $12.38 per share and will vest as to 50% of the shares of common stock covered by the option on November 4, 2012 and as to the remaining 50% of the covered shares on November 4, 2013. Vesting of the options will accelerate upon a change in control of the registrant or the existence of good reason as defined in the applicable award agreement.

  •
  On March 21, 2012, the registrant granted to certain of its employees options to purchase an aggregate of 195,000 shares of its common stock in accordance with a non-qualified stock option agreement that the registrant entered into with each such employee. Each option has an exercise price of $16.15 per share and will vest as to 50% of the shares of common stock covered by the option on March 21, 2013 and as to the remaining 50% of the covered shares on March 21, 2014. Vesting of the options will accelerate upon a change in control of the registrant or the existence of good reason as defined in the applicable award agreement.

(e)   Restricted Stock

  •
  On April 29, 2011, the registrant granted to certain of its officers 126,777 restricted shares of its common stock in accordance with restricted stock agreements that the registrant entered into with such officers. These restricted shares of common stock will vest in November 2012, or immediately upon a change of control of the registrant or the completion of the offering contemplated by this registration statement or the existence of good reason as defined in the applicable award agreement.

        The securities described in paragraphs (a), (b) and (c) of this Item 15 were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 and, in certain cases, in reliance on Regulation D and Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering. The purchasers of the securities in these transactions represented that they were accredited investors and that they were acquiring the securities for investment purposes only and not with a view toward the public sale or distribution thereof. Such purchasers received written disclosures that the securities had not been registered under the Securities Act of 1933, as amended, and that any resale must be made pursuant to a registration statement or an available exemption from registration. All purchasers either received adequate financial statement or non-financial statement information about the registrant or had adequate access, through their relationship with the registrant, to financial statement or non-financial statement information about the registrant. The sale of these securities was made without general solicitation or advertising.

        The securities described in paragraphs (d) and (e) of this Item 15 were issued pursuant to written compensatory plans or arrangements with our employees, directors and consultants in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 or on the exemption provided by Section 3(b) of the Securities Act of 1933 and Rule 701 promulgated thereunder.

        All securities described in this Item 15 are deemed restricted securities for purposes of the Securities Act. The instruments representing such issued securities included appropriate legends setting forth that the securities had not been registered and the applicable restrictions on transfer. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16.    Exhibits and Financial Statement Schedules

(A)  Exhibits

        The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement
2.1#	Business Purchase Agreement, dated January 1, 2011, among the Registrant, Smith Electric Vehicles Europe Limited, SEV Group Limited, Tanfield Engineering Systems Limited, Norquip Limited and Tanfield Group Plc(1)
3.1#	Fourth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect
3.2#	Form of Fifth Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering
3.3#	By-Laws of the Registrant, as currently in effect
3.4#	Form of Amended and Restated By-Laws of the Registrant, to be effective upon the closing of the offering
4.1#	Specimen common stock certificate of the Registrant
4.2#	Rights Plan, dated as of August 31, 2012, between the Registrant and Broadridge Corporate Issuer Solutions, Inc.
5.1#	Opinion of Covington & Burling LLP
10.1#	Form of Indemnification Agreement between the Registrant and its Officers and Directors
10.2#	2009 Incentive Compensation Plan
10.3#	Form of Non-Qualified Option Agreement under 2009 Incentive Compensation Plan
10.4#	Form of Restricted Stock Agreement under 2009 Incentive Compensation Plan
10.5#	Form of Non-Qualified Option Agreement outside 2009 Incentive Compensation Plan
10.6#	Form of Non-Qualified Option Agreement outside 2009 Incentive Compensation Plan
10.7#	2012 Incentive Plan
10.8#	Form of Incentive Stock Option Agreement under 2012 Incentive Plan
10.9#	Form of Nonstatutory Stock Option Agreement under 2012 Incentive Plan
10.10#	Employment Agreement, dated November 2, 2011, between the Registrant and Bryan Hansel
10.11#	Employment Agreement, dated January 1, 2011, between Smith Electric Vehicles Europe Limited and Geoffrey Allison
10.12#	Employment Agreement, dated September 14, 2011, between the Registrant and Kevin Neal

Exhibit Number	Description
10.13#	Employment Agreement, dated September 14, 2011, between the Registrant and Jacques D. Schira
10.14#	Employment Agreement, dated September 14, 2011, between the Registrant and Paul R. Geist
10.15#	Employment Agreement, dated September 14, 2011, between the Registrant and Angela Strand Boydston
10.16#	Employment Agreement, dated November 8, 2011, between Smith Electric Vehicles Europe Limited and Robin Mackie
10.17#	Production Space Lease, dated March 12, 2009, between the Registrant and Kansas City, Missouri
10.18#	Office Lease, dated March 12, 2009, by and between the Registrant and Kansas City, Missouri
10.19#	License to Occupy, dated as of January 1, 2011, between Smith Electric Vehicles Europe Limited and Tanfield Group Plc
10.20#†	Supply Agreement, dated October 7, 2010, between the Registrant and AVIA Ashok Leyland Motors s.r.o.
10.21#†	Product Sales Agreement, effective as of March 16, 2011, between the Registrant and A123 Systems, Inc.
10.22#†	Development, Supply, and License Agreement, dated September 30, 2010, between the Registrant and Impact Clean Power Technology S.A., formerly Clean Power Technical Solutions Sp. z.o.o.
10.23#†	Licensing and Manufacturing Agreement, dated November 5, 2011, between the Registrant and Magnetic Systems Technology Limited
10.24#†	Development, Supply, and License Agreement, dated January 1, 2011, between the Registrant and Sensor-Technik UK Ltd.
10.25#	Assistance Agreement, dated April 1, 2010, between the Registrant and the United States Department of Energy/NETL Morgantown Campus and Modifications 001 through 007 thereto
10.26#†	Fleet Maintenance Agreement, dated October 13, 2005, between Smith Electric Vehicles Europe Limited (as successor-in-interest to SEV Group Ltd) and Dairy Crest Limited
10.27#	Second Amended and Restated Investor Rights Agreement, dated as of January 30, 2012, between the Registrant and certain holders of the Registrant's capital stock named therein
10.28#†	Software License Agreement, dated as of May 31, 2011, between the Registrant and StormMQ Limited
10.29#	Employment Agreement, dated March 19, 2012, between the Registrant and Daniel Bunting
10.30#	Employment Agreement, dated September 14, 2011, between the Registrant and Francis Striker
10.31#	Lease, dated August 3, 2012, between the Registrant and 295 Locust Associates LLC
10.32#	Employment Agreement, dated as of June 6, 2012, between the Registrant and Robert W. Schuller
16.1#	Letter from Deloitte LLP

Exhibit Number	Description
21.1#	List of subsidiaries of the Registrant
23.1#	Consent of Deloitte & Touche LLP
23.2#	Consent of Deloitte LLP
23.3#	Consent of Covington & Burling LLP (contained in Exhibit 5.1)
24.1#	Powers of Attorney

†
Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 406 of the Securities Act of 1933, as amended.

#
Previously filed

(1)
Schedules and/or exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

(B)  Financial Statement Schedules

        All schedules are omitted because they are not applicable or the required information is included in the financial statements or notes thereto.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Smith Electric Vehicles Corp. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 18th day of September, 2012.

SMITH ELECTRIC VEHICLES CORP.
By	/s/ BRYAN L. HANSEL
	Name:	Bryan L. Hansel
	Title:	Chief Executive Officer

* * * *

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRYAN L. HANSEL Bryan L. Hansel	Chief Executive Officer and Director (Principal Executive Officer)	September 18, 2012
/s/ PAUL R. GEIST Paul R. Geist	Chief Financial Officer (Principal Financial Officer)	September 18, 2012
/s/ DOUGLAS W. FLEMING Douglas W. Fleming	Vice President, Corporate Controller (Principal Accounting Officer)	September 18, 2012
* Robert J. Druten	Director	September 18, 2012
* Darren Kell	Director	September 18, 2012
* Robin J. Mackie	Director	September 18, 2012
* John F. Smith	Director	September 18, 2012

Signature	Title	Date

* Thomas T. Stallkamp	Director	September 18, 2012

*By:	/s/ ROBERT W. SCHULLER Name: Robert W. Schuller Title: Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement
2.1#
Business Purchase Agreement, dated January 1, 2011, among the Registrant, Smith Electric Vehicles Europe Limited, SEV Group Limited, Tanfield Engineering Systems Limited, Norquip Limited and Tanfield Group Plc(1)
3.1#	Fourth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect
3.2#	Form of Fifth Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon the closing of the offering
3.3#	By-Laws of the Registrant, as currently in effect
3.4#	Form of Amended and Restated By-Laws of the Registrant, to be effective upon the closing of the offering
4.1#	Specimen common stock certificate of the Registrant
4.2#	Rights Plan, dated as of August 31, 2012, between the Registrant and Broadridge Corporate Issuer Solutions, Inc.
5.1#	Opinion of Covington & Burling LLP
10.1#	Form of Indemnification Agreement between the Registrant and its Officers and Directors
10.2#	2009 Incentive Compensation Plan
10.3#	Form of Non-Qualified Option Agreement under 2009 Incentive Compensation Plan
10.4#	Form of Restricted Stock Agreement under 2009 Incentive Compensation Plan
10.5#	Form of Non-Qualified Option Agreement outside 2009 Incentive Compensation Plan
10.6#	Form of Non-Qualified Option Agreement outside 2009 Incentive Compensation Plan
10.7#	2012 Incentive Plan
10.8#	Form of Incentive Stock Option Agreement under 2012 Incentive Plan
10.9#	Form of Nonstatutory Stock Option Agreement under 2012 Incentive Plan
10.10#	Employment Agreement, dated November 2, 2011, between the Registrant and Bryan Hansel
10.11#	Employment Agreement, dated January 1, 2011, between Smith Electric Vehicles Europe Limited and Geoffrey Allison
10.12#	Employment Agreement, dated September 14, 2011, between the Registrant and Kevin Neal
10.13#	Employment Agreement, dated September 14, 2011, between the Registrant and Jacques D. Schira
10.14#	Employment Agreement, dated September 14, 2011, between the Registrant and Paul R. Geist
10.15#	Employment Agreement, dated September 14, 2011, between the Registrant and Angela Strand Boydston
10.16#	Employment Agreement, dated November 8, 2011, between Smith Electric Vehicles Europe Limited and Robin Mackie

Exhibit Number	Description
10.17#	Production Space Lease, dated March 12, 2009, between the Registrant and Kansas City, Missouri
10.18#	Office Lease, dated March 12, 2009, by and between the Registrant and Kansas City, Missouri
10.19#	License to Occupy, dated as of January 1, 2011, between Smith Electric Vehicles Europe Limited and Tanfield Group Plc
10.20#†	Supply Agreement, dated October 7, 2010, between the Registrant and AVIA Ashok Leyland Motors s.r.o.
10.21#†	Product Sales Agreement, effective as of March 16, 2011, between the Registrant and A123 Systems, Inc.
10.22#†	Development, Supply, and License Agreement, dated September 30, 2010, between the Registrant and Impact Clean Power Technology S.A., formerly Clean Power Technical Solutions Sp. z.o.o.
10.23#†	Licensing and Manufacturing Agreement, dated November 5, 2011, between the Registrant and Magnetic Systems Technology Limited
10.24#†	Development, Supply, and License Agreement, dated January 1, 2011, between the Registrant and Sensor-Technik UK Ltd.
10.25#	Assistance Agreement, dated April 1, 2010, between the Registrant and the United States Department of Energy/NETL Morgantown Campus and Modifications 001 through 007 thereto
10.26#†	Fleet Maintenance Agreement, dated October 13, 2005, between Smith Electric Vehicles Europe Limited (as successor-in-interest to SEV Group Ltd) and Dairy Crest Limited
10.27#	Second Amended and Restated Investor Rights Agreement, dated as of January 30, 2012, between the Registrant and certain holders of the Registrant's capital stock named therein
10.28#†	Software License Agreement, dated as of May 31, 2011, between the Registrant and StormMQ Limited
10.29#	Employment Agreement, dated March 19, 2012, between the Registrant and Daniel Bunting
10.30#	Employment Agreement, dated September 14, 2011, between the Registrant and Francis Striker
10.31#	Lease, dated August 3, 2012, between the Registrant and 295 Locust Associates LLC
10.32#	Employment Agreement, dated as of June 6, 2012, between the Registrant and Robert W. Schuller
16.1#	Letter from Deloitte LLP
21.1#	List of subsidiaries of the Registrant
23.1#	Consent of Deloitte & Touche LLP
23.2#	Consent of Deloitte LLP
23.3#	Consent of Covington & Burling LLP (contained in Exhibit 5.1)
24.1#	Powers of Attorney

†
Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 406 of the Securities Act of 1933, as amended.

#
Previously filed

(1)
Schedules and/or exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX